GRANT THORNTON LLP August 6, 2019 1717 Main Street Suite 1800 U.S. Securities and Exchange Commission Dallas, TX 75201 Office of the Chief Accountant D +1 214 561 2494 100 F Street, NE S linkd.in/grantthorntonus Washington, DC 20549 twitter.com/grantthorntonus Re: Curo Group Holdings Corp File No. 001-38315 Dear Sir or Madam: We have read Item 4.01 of Form 8-K of Curo Group Holdings Corp. dated August 6, 2019, and agree with the statements concerning our Firm contained therein. Very truly yours, GT.COM U.S. member firm of Grant Thornton International Ltd